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                                                                   Exhibit 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (the "Agreement") is dated as of March 12, 2001
                                     ---------
by and between Frank T. Sample ("Executive") and Data Critical Corporation, a
                                 ---------
Delaware corporation (together with any successor corporation, the "Company").
                                                                    -------

     1.  Effectiveness of Agreement; Effective Date. This Agreement shall become
         ------------------------------------------
effective only if and to the extent the Effective Date (as defined below) shall occur, and upon the occurrence of which this Agreement shall become effective with no further action on the part of either of the parties hereto, and failing which this Agreement shall be null and void. This Agreement shall not convey or impose any rights on either party prior to the Effective Date. Upon becoming effective, this Agreement will supercede all prior agreements relating to the employment of the Executive with the Company or its predecessors (including, VitalCom Inc. and its predecessors, collectively "VitalCom"), including without limitation, that certain Employment Agreement dated as of October 3, 2000 and all amendments thereto between the Executive and VitalCom and that certain Employee Severance Agreement dated as of October 3, 1997 between Executive and VitalCom, all of which agreements shall cease to be of any further force or effect.

         For purposes of this Agreement, the "Effective Date" shall mean the
                                              --------------
date upon which the following conditions shall have been satisfied:

         (i)    the merger (the "Merger") of VitalCom and Viper Acquisition
                                 ------
     Corp., a Delaware corporation ("MergerSub") shall have been consummated in
                                     ---------
     accordance with that certain Agreement and Plan of Merger dated of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, the "Merger Agreement")
                                                          ----------------
     between VitalCom, MergerSub and the Company; and

         (ii) Executive remains employed by Company at the time such Merger is consummated.

     2.  Term of Agreement.  This Agreement shall commence on the Effective Date
         -----------------
and continue in effect until December 31, 2002, subject to earlier termination as set forth below (the "Original Term").
                         -------------

     3.  Position; Duties; Board Position.
         --------------------------------

         (a) Position.  Executive shall be employed as Vice Chairman and Group
             --------
President, VitalCom, reporting directly to the Chief Executive Officer of the Company (the "CEO"). In such position (and notwithstanding anything in the
              ---
Company's by-laws to the contrary), the Executive shall be responsible for managing the sales effort of VitalCom systems and for such other duties as shall from time to time be assigned to him by the CEO or the Board

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of Directors of the Company (the "Board"); provided that authority for all
                                  -----
personnel decisions shall be and shall remain vested in the CEO or his/her delegees; and provided, further, that all purchase orders for or in respect of VitalCom systems ("Bookings") shall be subject to the prior approval of the CEO
                   --------
and Chief Financial Officer of the Company.

          The Company also agrees that the Executive shall be appointed to the Board to serve as Vice Chairman; provided that upon termination of the Executive's employment as an officer of the Company for any reason whatsoever, the Executive shall immediately resign from the Board.

          The location at which Executive shall be employed shall be at the Company's headquarters, currently located at Bothell, Washington. Executive acknowledges that performance of his duties will entail extensive travel.

     (b)  Obligations to the Company.  Executive agrees to the best of his
          --------------------------
ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company and his supervisor. During the term of Executive's employment relationship with the Company, Executive further agrees that he will devote all of his business time and attention to the business of the Company; provided that the Executive shall be permitted to continue to serve as a director for IDX Corporation unless the Board determines it is a Competitor (as defined below). Without limiting the foregoing or the right of the Board to reassess its determination upon any change in the nature of IDX Corporation's or the Company's and/or its subsidiaries' respective businesses, the Company hereby acknowledges that as IDX Corporation's and the Company's respective businesses are conducted currently, IDX Corporation is not a Competitor.

     The Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice other than, in respect of any Permitted Activities (as defined below), normal course compensation for Executive's service as a director of IDX Corporation and/or honoraria for Executive's other Permitted Activities. Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of community or charitable organizations (provided in each case that such opportunities do not interfere with Executive's duties hereunder) (such activities, together with Executive's service on the IDX Corporation board of directors, being collectively, "Permitted Activities"), or
                                                     --------------------
from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Executive will comply with and be bound by the Company's operating policies, procedures and practices as in effect from time to time during the term of Executive's employment.

     4.   At-Will Employment.  The Company and Executive acknowledge that
          ------------------
Executive's employment is and shall continue to be at-will, as defined under applicable law, and that Executive's employment with the Company may be terminated by either party at any time for any or no reason, subject to the terms of this Agreement. If Executive's employment is

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terminated for any reason hereunder, Executive shall not be entitled to, and shall not claim, any severance, payments, perquisites or other compensation or benefits other than as provided in this Agreement or as otherwise required by law. Any payments, benefits, damages, awards, or other compensation provided for hereunder upon any termination hereof shall be inclusive of (and not additive to) any such amounts required pursuant to any applicable law. The rights and duties created by this Section 4 may not be modified in any way except by a written agreement executed by the Board.

     5.  Compensation.  For the duties and services to be performed by Executive
         ------------
hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options and other benefits described below in this Section 5.

         (a) Salary.  Executive shall be entitled to receive an annual salary of
             ------
$250,000 (the "Base Salary") payable in accordance with the Company's customary
               -----------
payroll practices (currently in equal semi-monthly payments ), subject to customary withholding.

         (b) Stock Options.  The Company agrees to grant the Executive 210,000
             -------------
options for the purchase of the Company's common stock (the "New Options") on
                                                             -----------
the Effective Date of this Agreement, which options shall be issued pursuant to, and in accordance with, the Company's 1999 Stock Option Plan (the "Stock Option
                                                                   ------------
Plan") and the related Stock Option Agreement (the "Stock Option Agreement" and
----                                                ----------------------
together with the Stock Option Plan being the "Option Documents").  Such options
                                               ----------------
shall be issued at an exercise price equal to the market value of the Company's common stock on the date of grant thereof, shall have an expiration of 10 years. Such New Options shall vest upon the date occurring 5 years from the date of grant of such options; provided that such options (or portions thereof) may vest earlier in accordance with, and subject to the conditions set forth in, Exhibit B attached hereto or otherwise in accordance with the terms of the Option Documents.

     The New Options will be an incentive stock option to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Stock Option Documents.

     Executive acknowledges and agrees that upon the termination of his employment for any reason whatsoever, he shall have no, and claim no, rights to any portion of the New Options which had not vested prior to his termination.

         (c) Additional Benefits.  Executive will be eligible to participate in
             -------------------
the Company's Executive benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Notwithstanding the foregoing, Executive (x) shall be entitled to four (4) weeks Paid Time Off (PTO) during each calendar year (less, in the year of acquisition, PTO or vacation previously used by Executive prior to the Effective Date), plus, in the case of calendar years 2002 and beyond, three (3) additional vacation days per year that must be used in that year (and if not so used will be forfeited) and (y) will receive such other benefits as the Company generally provides to its other Executives of comparable position. In addition, the Company agrees to pay for Executive's

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current employer provided term life insurance policy providing for coverage equal to two times Executive's base salary as of the date hereof; provided that the Company shall have no obligation to pay premiums in any year in excess of 150% of the premiums in effect as of the date hereof.

         (d) Reimbursement of Other Expenses.  Executive shall be authorized to
             -------------------------------
incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

     6.  Termination of Employment and Severance Benefits.
         ------------------------------------------------

         (a) Termination of Employment.  This Agreement may be terminated during
             -------------------------
its Original Term (or any extension thereof) upon the occurrence of any of the following events:

             (i) The Company's determination in good faith that it is terminating Executive for Cause (as defined in Section 7 below) ("Termination
                                                                  -----------
for Cause");
    -----

             (ii) The Company's determination that it is terminating Executive without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
                                                  -------------------------
it being agreed that Executive shall be entitled to terminate his Employment with the Company in the event he no longer reports to the CEO (or the person performing the duties of the CEO), and such termination shall for all purposes hereunder be deemed a Termination Without Cause;

             (iii) The effective date of a written notice sent to the Company from Executive stating that Executive is electing to terminate his employment with the Company ("Voluntary Termination"); or
                   ---------------------

             (iv)   Following Executive's death or Disability (as defined in
Section 8 below).

         (b) Severance Benefits.  Executive shall be entitled to receive
             ------------------
severance benefits upon termination of employment with the Company and all of its affiliates only as set forth in this Section 6(b):

             (i)    Voluntary Termination.  If Executive's employment
                    ---------------------
terminates by Voluntary Termination, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all Base Salary and unused accrued PTO and/or vacation as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

             (ii)   Involuntary Termination Without Cause.  If Executive's
                    -------------------------------------
employment is terminated under Section 6(a)(ii) above (such termination, a "Without Cause Termination"), Executive will be entitled to (1) receive payment
 -------------------------
of (x) all Base Salary and

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unused accrued PTO and/or vacation as of the date of Executive's termination of employment payable on the next scheduled payroll distribution date (or earlier if required by law) and (y) severance benefits equal to $250,000, payment of which shall be made in equal installments (subject to customary withholding) over a one year period following such termination (such period being the "Severance Period") in accordance with the Company's standard payroll schedule
 ----------------
and (2) all options (other than the New Options) theretofore granted to the Executive shall become immediately vested and fully exercisable; provided, however, that if Executive violates the provisions of Section 10 or the Confidentiality Agreement, the Company's obligations to make any further payments to Executive pursuant to the immediately preceding clause (y) shall be immediately terminated, and Executive hereby agrees to repay immediately any and all amounts paid to him pursuant to such clause since the date of termination of his employment with the Company. Health insurance benefits with the same coverage provided to Executive prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period (or the earlier termination of payments pursuant to the immediately preceding proviso).

              (iii) Termination for Cause.  If Executive's employment is
                    ---------------------
terminated for Cause, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all Base Salary and unused accrued PTO and/or vacation as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

              (iv)  Termination by Reason of Death or Disability.  In the event
                    --------------------------------------------
that Executive's employment with the Company terminates as a result of Executive's death or Disability (as defined in Section 8 below), Executive or Executive's estate or representative will receive all Base Salary and unused accrued PTO and/or vacation as of the date of Executive's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

     7.   Definition of Cause.  For purposes of this Agreement, "Cause" for
          -------------------                                    -----
Executive's termination, shall mean:

          (a) Executive's willful misconduct or gross negligence in performance of his duties, including refusal to comply in any material respect with the directives of the Board or such Executive's supervisors or the Company's policies and procedures;

          (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation or business of the Company, including conviction of a felony, class three misdemeanor or crime of moral turpitude or involving fraud (including such convictions resulting from a plea of guilty or nolo contendre);

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         (c) Executive's incurable material breach of this Agreement or any element of the Company's Confidentiality Agreement (as defined below), including without limitation, Executive's theft or other misappropriation of the Company's proprietary information;

         (d) Executive's failure to reasonably pursue sales opportunities, including those identified in the Pipeline (as such term is defined in the Merger Agreement), which failure has not been remedied within 30 days after written notice thereof from the Board or the CEO to Executive; or

         (e) Executive's making of disparaging or negative comments regarding the Company, the Merger, the management, directors and/or employees of the Company and/or its subsidiaries or the products or services of the Company and/or its subsidiaries, which are, in any case, materially detrimental to the Company, except where any such disclosure is required by law and the Executive has received legal advice that the failure to make any such statement could subject the Executive to monetary or criminal liability; it being agreed that in any such circumstance, Executive shall provide reasonable prior notice to the Company of his intent to make, and the content of, such disclosure to the extent permitted by law.

     8.  Definition of Disability.  For purposes of this Agreement, "Disability"
         ------------------------                                    ----------
shall mean that Executive has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness which either (x) continues for at least 120 consecutive calendar days or 100 non-consecutive work days during any consecutive twelve-month period or (y) after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Executive or to Executive's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     9.  Confidentiality Agreement.  Executive shall sign, or has signed, a
         -------------------------
Proprietary Information and Invention Assignment Agreement (the "Confidentiality
                                                                 ---------------
Agreement") substantially in the form attached hereto as Exhibit A.  Executive
---------                                                ---------
hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive's employment relationship with the Company.

     10. Noncompetition Covenant.  Executive hereby agrees that he shall not,
         -----------------------
during the term of his employment and for a period of one (1) year after termination of his employment with the Company and/or any of its affiliates for any reason, do any of the following without the prior written consent of the Board (for purposes of this Section, the term "Company" shall mean the Company and each of its subsidiares):

         (a) Compete.  Carry on any business or activity (whether directly or
             -------
indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee, advisor or consultant) for any company or other enterprise carrying on or proposing to carry on any business which sells products or services competitive to the products or services offered, sold or under development by the Company and/or any of its subsidiaries at anytime while the Executive is or was employed by the Company, nor engage in any other activities that conflict with

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Executive's obligations to the Company (any such company or enterprise, being a
"Competitor").

          (b) Solicit Business.  Solicit or influence or attempt to influence
              ----------------
any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any Competitor.

          (c) No-Hire.  Solicit or influence or attempt to influence, directly
              -------
or indirectly, any person employed by the Company or any of its affiliates to terminate or otherwise cease his employment with the Company or hire any such person within 6 months after their leaving the Company's employ. This Section 10(c) is to be read in conjunction with the Confidentiality Agreement executed by Executive.

Executive acknowledges and agrees that this Agreement is being entered into in connection with the acquisition by the Company of the Target, of which the Executive was a key employee and in which Executive held a significant equity interest. As such Executive acknowledges and agrees that the Company has relied and is relying on the covenants contained herein in their decision to consummate the Merger and that in light of such reliance the covenants contained herein are fair and reasonable.

     11.  Conflicts.  Executive represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Executive is a party. Executive has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Executive further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     12.  Miscellaneous Provisions.
          ------------------------

          (a) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties.

          (b) Sole Agreement.  This Agreement, including any Exhibits hereto,
              --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (c) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (d) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

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          (e) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g) Arbitration.  Any dispute or claim arising out of or in
              -----------
connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 12(g) shall not apply to the Confidentiality Agreement.

          (h) Survival.  The provision of Sections 6(b)(ii), 6(b)(iv),  10 and
              --------
12(i) shall survive both the termination of this Agreement and/or the termination of the Executive's employment with the Company and/or its affiliates.

          (i) Equitable Remedies.  Executive acknowledges and agrees that
              ------------------
Executive's breach of this Agreement will cause irreparable injury to the Company for which money damages and other remedies at law would be inadequate, and as such that the Company and/or its affiliates shall be entitled to equitable remedies, including, without limitation, specific performance and/or temporary or permanent injunctive relief.

          (j) Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
              -----------------
THAT, IN EXECUTIVE'S EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                           [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                                    COMPANY:

                                    DATA CRITICAL CORPORATION


                                    By: /s/ Michael E. Singer
                                       -----------------------------------------

                                    Title:  Executive Vice President and Chief
                                            Financial Officer

                                    Address:  19820 North Creek Parkway
                                              Suite 100
                                              Bothell, WA  98011


                                    EXECUTIVE:


                                    Signature: /s/ Frank T. Sample
                                              ----------------------------------

                                    Address:  3535 207th Ave SE
                                              Sammamish, WA  98075

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